As filed with the Securities and Exchange Commission on June
19, 1998
                                            Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                ADVANCED ENERGY INDUSTRIES, INC.
     (Exact name of registrant as specified in its charter)

             DELAWARE                           84-0846841
         (State or other                     (I.R.S. Employer
         jurisdiction of                    Identification No.)
         incorporation or
          organization)

      1625 SHARP POINT DRIVE, FORT COLLINS, COLORADO  80525
  (Address, including zip code, of principal executive offices)

                     1995 STOCK OPTION PLAN
                     (Full title of the plan)


                         RICHARD P. BECK
                ADVANCED ENERGY INDUSTRIES, INC.
                     1625 SHARP POINT DRIVE
                  FORT COLLINS, COLORADO  80525
                         (970) 221-4670
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           COPIES TO:
                       CARISSA C. W. COZE
              THELEN, MARRIN, JOHNSON & BRIDGES LLP
               TWO EMBARCADERO CENTER, SUITE 2100
              SAN FRANCISCO, CALIFORNIA 94111-3995

                    CALCULATION OF REGISTRATION FEE

 Title of securities   Amount to   Proposed    Proposed     Amount of
        to be             be       maximum     maximum    registration
     registered       registered   offering   aggregate        fee
                          (1)       price      offering
                                  per share   price (2)
                                     (2)
Common Stock, $0.001   1,125,000    $11.50   $12,937,500    $3,816.56
par value

(1) The maximum number of additional shares of Common Stock to be offered under the 1995 Stock Option Plan.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The above calculation is based on the average of the reported high and low prices of the Common Stock on the Nasdaq National Market on June 16, 1998.

  INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

This Registration Statement is filed to register 1,125,000 shares of Common Stock, $0.001 par value ("Common Shares") of Advanced Energy Industries, Inc. (the "Registrant"), which shares are authorized to be issued pursuant to the Registrant's 1995 Stock Option Plan, as amended (the "Plan"). A registration statement on Form S-8 (File No. 333-01616) with respect to 3,500,000 shares of Common Stock authorized to be issued pursuant to Plan was filed by the Registrant on February 23, 1996. Except for Part II, Items 3, 6, 8 and 9, which are set forth below, the contents of such earlier registration statement are hereby incorporated by reference.

                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The  following  documents filed  with  the  Securities  and
Exchange  Commission  (the "Commission") by  the  Registrant  are
specifically  incorporated  by  reference  herein  and  form   an
integral part of this Registration Statement:

          (a)   Annual  Report on Form 10-K for  the  year  ended
          December 31, 1997, filed March 24, 1998 (File No.  000-
          26966);

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

          (c) The description of the Common Shares contained in the Registrant's registration statement on Form 8-A, filed under the Exchange Act on October 12, 1995, including any amendment or report filed for the purpose of updating such description.

      All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and other documents (except that no document shall be deemed to be incorporated by reference if filed after the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold).

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      As permitted by the Delaware General Corporation Law ("GCL"), the Registrant's Certificate of Incorporation, as
amended ("Certificate"), provides that no Director shall be personally liable to the Registrant or any stockholder for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law; (iii) arising from payment of dividends or approval of a stock purchase in violation of Section 174 of the GCL; or (iv) for any action from which the Director derived an improper personal benefit. While the Certificate provides protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the Director's duty of care. Accordingly, the Certificate will not affect the availability of equitable remedies, such as an injunction, based on a Director's breach of the duty of care. The provisions of the Certificate described above apply to officers of the Registrant only if they are Directors of the Registrant and are acting in their capacity as Directors, and does not apply to officers of the Registrant who are not Directors.

      In addition, the Registrant's By-laws provide that the Registrant shall indemnify its Executive Officers (as defined in Rule 3b-7 promulgated under the Exchange Act) and Directors, and any employee who serves as an Executive Officer or Director of any corporation at the Registrant's request, to the fullest extent permitted under and in accordance with the GCL; provided, however, that the Registrant may modify the extent of such indemnification by individual contracts with its Executive Officers and Directors; and, provided further, that the Registrant shall not be required to indemnify any Executive Officer or Director in connection with any proceeding (or part thereof) initiated by such person unless: (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the Directors of the Registrant;
(iii) such indemnification is provided by the Registrant, in its sole discretion, pursuant to the powers vested in the Registrant under the GCL; or (iv) such indemnification is required to be made under Article XI, Section 43, Subsection (d) of the By-Laws. Under the GCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

       The Registrant maintains a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 8.  EXHIBITS

      Exhibit
      Number   Description

      5        Opinion of Counsel

      23.1     Consent of Counsel (included in Exhibit 5)

      23.2     Consent of Arthur Andersen LLP

      24 Power of Attorney (included on the signature pages to this Registration Statement)


EXHIBIT 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                (i)      To include any  prospectus  required  by
          Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in one or more periodic reports filed with or furnished to the Commission by the registrant pursuant to
     Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on the 19th day of June, 1998.


                              Advanced Energy Industries, Inc.



                              By: /s/ Douglas S. Schatz
                                 Douglas S. Schatz
                                 President, Chairman of the
                                   Board and Chief Executive
                                   Officer



                        POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints Douglas S. Schatz, Hollis L. Caswell and Richard P. Beck, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Dated:  June 19, 1998          /s/ Douglas S. Schatz
                              Douglas S. Schatz
                              President, Chairman of the Board
                                and Chief Executive Officer
                              (Principal Executive Officer)

Dated:  June 19, 1998          /s/ Richard P. Beck
                              Richard P. Beck
                              Senior Vice President and Chief
                                Financial Officer and Director
                              (Principal Financial and Accounting
                                Officer)



Dated:  June 19, 1998          /s/ G. Brent Backman
                              G. Brent Backman
                              Director



Dated:  June 19, 1998          /s/ Hollis L. Caswell
                              Hollis L. Caswell
                              Director



Dated:  June 19, 1998          /s/ Elwood Spedden
                              Elwood Spedden
                              Director



Dated:  June 19, 1998          /s/ Arthur A. Noeth
                              Arthur A. Noeth
                              Director

                          EXHIBIT INDEX

      Exhibit
      Number   Description

      5        Opinion of Counsel

      23.1     Consent of Counsel (included in Exhibit 5)

      23.2     Consent of Arthur Andersen LLP

      24 Power of Attorney (included on the signature pages to this Registration Statement)